Exhibit 10.1
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
     This Settlement Agreement and Release (“Agreement”) is made and entered into between Harrah’s Operating Company, Inc. (“HOC”) and Harrah’s Entertainment, Inc. (“HEI” and, collectively with HOC, “Harrah’s”), and PROS Revenue Management, L.P. (“PROS”). Each of the parties to this Agreement may be referred to individually as a “Party,” and collectively as the “Parties.”
     WHEREAS, HOC filed a complaint against PROS entitled Complaint for Breach of Contract (“Complaint”), in the District Court for Clark County, Nevada, on or about April 2008, Case Number A561479 (the “Action”);
     WHEREAS, PROS removed the Action to the United States District Court, District of Nevada, on or about May 22, 2008, Case Number 2:08-cv-00666-RCJ-GWF;
     WHEREAS, PROS filed an answer to the Complaint and counterclaims against HOC entitled Answer and Counterclaims of PROS Revenue Management, L.P. (“Answer”), in the United States District Court for the District of Nevada, on or about May 30, 2008, Case Number 2:08-cv-00666-RCJ-GWF;
     WHEREAS, the Parties stipulated to remand the Action to the District Court for Clark County, Nevada, on or about February 26, 2009, Case Number 2:08-cv-00666-RCJ-GWF;
     WHEREAS, HOC filed an amended complaint against PROS entitled First Amended Complaint for Breach of Contract, Fraud, and Negligent Misrepresentation (“FAC”), in the District Court for Clark County, Nevada, on or about May 26, 2009, Case Number A561479;
     WHEREAS, PROS filed an answer to the FAC and counterclaims against HOC entitled Answer to the First Amended Complaint and Counterclaims of PROS Revenue Management, L.P. (“Answer to FAC”), in the District Court for Clark County, Nevada, on or about August 28, 2009, Case Number A561479;
     WHEREAS, HOC filed an amended complaint against PROS entitled Plaintiff Harrah’s Operating Company, Inc.’s Second Amended Complaint for Breach of Contract, Fraud, and Negligent Misrepresentation (“SAC”), in the District Court for Clark County, Nevada, on or about March 12, 2010, Case Number A561479;
     WHEREAS, HOC filed an amended complaint against PROS entitled Plaintiff Harrah’s Operating Company, Inc.’s Third Amended Complaint for Breach of Contract, Fraud, and Negligent Misrepresentation (“TAC”), in the District Court for Clark County, Nevada, on or about June 15, 2010, Case Number A561479;
     WHEREAS, PROS filed an answer to the TAC and counterclaims against HOC and HEI entitled Answer to the Third Amended Complaint and Counterclaims of PROS Revenue Management, L.P. (“Answer to TAC”), in the District Court for Clark County, Nevada, on or about July 2, 2010, Case Number A561479;

     WHEREAS, the Parties wish to resolve their differences and bring an end to the Action;
     WHEREAS, each Party understands and agrees that this Agreement is a compromise and settlement of disputed claims and that this Agreement is not to be construed as an admission of liability by any Party,
     NOW, THEREFORE, with the intent and purpose of satisfying and settling all claims between the Parties, and in consideration of the promises contained in this Agreement, the Parties agree as follows:
     1. Execution of Agreement, Payment of Settlement Amount, and Dismissal of TAC and Answer to TAC. In consideration of the releases contained herein and other good and valuable consideration provided by this Agreement, PROS shall pay to HOC the amount of $9,000,000 (“Settlement Amount”) within ten (10) calendar days of the execution of this Agreement. Payment of the Settlement Amount shall be made by electronic wire transfer to the following bank account:
     Bank: Bank of America
     Routing Number: ABA 026009593
     Account Number: 00990104564
     Beneficiary Name: Harrah’s Operating Company
     Within three (3) court days of HOC’s receipt of payment of the Settlement Amount, the Parties, through their respective counsel, shall execute and deliver to the District Court for Clark County, Nevada, a joint stipulation pursuant to NRCP 41(a)(1) to dismiss the Action with prejudice, attached hereto as Exhibit A.
     2. The Parties agree to take any further action reasonably necessary to accomplish dismissal of all claims and counterclaims against the Parties with prejudice.
     3. Releases.
(a) Releases by HOC. HOC, for itself and each of its current and former directors, officers, shareholders, partners, principals, agents, employees, attorneys, and accountants, and any predecessors-in-interest, successors-in-interest, assigns, subsidiaries, divisions or affiliates of HOC and each of their current or former directors, officers, agents, employees, attorneys, and accountants, forever releases and discharges PROS and each of its current and former directors, officers, shareholders, partners, principals, agents, employees, attorneys, and accountants, and any predecessors-in-interest, successors-in-interest, assigns, subsidiaries, divisions or affiliates of PROS and each of their current or former directors, officers, agents, employees, attorneys, and accountants (collectively the “PROS Releasees”), of and from all disputes, claims, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys’ fees, losses, liabilities and demands of whatever kind and character (collectively, “Claims”) which now exist, or may exist or have existed, from the beginning of time to the date this Agreement is fully executed, known or unknown, foreseen or unforeseen, liquidated or unliquidated, potential or actual, including but not limited to all Claims alleged, or that could have been alleged, or that could be alleged, in the Action, and all Claims relating to or arising out of any local, state, federal, or foreign statute, ordinance, regulation, order, or common law. It is further understood and agreed that HOC irrevocably has waived all rights against the PROS Releasees under California Civil Code Section 1542 and under any similar laws. Section 1542 provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Notwithstanding the provisions of Section 1542 and any similar laws, and for the purpose of implementing a full and complete release and discharge of the PROS Releasees of all Claims, HOC expressly acknowledges that this Agreement and its releases are intended to include in their effect all of HOC’s claims against the PROS Releasees, whether or not HOC knows or suspects such to exist at the time of execution of this Agreement, and that this Agreement contemplates the extinguishment of all such claims.
(b) Releases by HEI. HEI, for itself and each of its current or former directors, officers, shareholders, partners, principals, agents, employees, attorneys, and accountants, and any predecessors-in-interest, successors-in-interest, assigns, subsidiaries, divisions or affiliates of HEI and each of their current or former directors, officers, agents, employees, attorneys, and accountants, forever releases and discharges the PROS Releasees of and from all Claims which now exist, or may exist or have existed, from the beginning of time to the date this Agreement is fully executed, known or unknown, foreseen or unforeseen, liquidated or unliquidated, potential or actual, including but not limited to all Claims alleged, or that could have been alleged, or that could be alleged, in the Action, and all Claims relating to or arising out of any local, state, federal, or foreign statute, ordinance, regulation, order, or common law. It is further understood and agreed that HEI irrevocably has waived all rights against the PROS Releasees under California Civil Code Section 1542 and under any similar laws. Section 1542 provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Notwithstanding the provisions of Section 1542 and any similar laws, and for the purpose of implementing a full and complete release and discharge of the PROS Releasees of all Claims, HEI expressly acknowledges that this Agreement and its releases are intended to include in their effect all of HEI’ claims against the PROS Releasees, whether or not HOC knows or suspects such to exist at the time of execution of this Agreement, and that this Agreement contemplates the extinguishment of all such claims.

(c) Releases by PROS. PROS, for itself and each of its current and former directors, officers, shareholders, partners, principals, agents, employees, attorneys, and accountants, and any predecessors-in-interest, successors-in-interest, assigns, subsidiaries, divisions or affiliates of PROS and each of their current or former directors, officers, agents, employees, attorneys, and accountants, forever releases and discharges HOC and HEI and each of their current and former directors, officers, shareholders, partners, principals, agents, employees, attorneys, and accountants, and any predecessors-in-interest, successors-in-interest, assigns, subsidiaries, divisions or affiliates of PROS and each of their current or former directors, officers, agents, employees, attorneys, and accountants (collectively the “Harrah’s Releasees”), of and from all Claims which now exist, or may exist or have existed, from the beginning of time to the date this Agreement is fully executed, known or unknown, foreseen or unforeseen, liquidated or unliquidated, potential or actual, including but not limited to all claims alleged, or that could have been alleged, or that could be alleged, in the Action. This release includes, but is not limited to, any and all Claims relating to or arising out of any local, state, federal, or foreign statute, ordinance, regulation, order, or common law. It is further understood and agreed that PROS has waived all rights against the Harrah’s Releasees under California Civil Code Section 1542 and under any similar laws. Section 1542 provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Notwithstanding the provisions of Section 1542 and any similar laws, and for the purpose of implementing a full and complete release and discharge of the Harrah’s Releasees of all Claims, PROS expressly acknowledges that this Agreement and its releases are intended to include in their effect all of the PROS’ claims against the Harrah’s Releasees, whether or not the PROS knows or suspects such to exist at the time of execution of this Agreement, and that this Agreement contemplates the extinguishment of all such claims.
     4. Return or Destruction of PROS’ Software. HOC and HEI shall return or destroy any known copies of PROS’ Hotel Revenue Optimization Solution (“HROS”) that was physically delivered to HOC between March 1, 2006 and April 22, 2008, as well as any known copies of any other software PROS physically delivered to HOC between March 1, 2006 and April 22, 2008, including any extracts, samples or portions that performed or purported to perform Market Revenue Management Software (“MRM”) or Incented Demand Forecasting Software (“IDF”) , whether such copies exist on disc, CD, or DVD. Additionally, to the extent any such software delivered by PROS is found to exist on the hard drive of any computer system, HOC and HEI agree not to use that software. Harrah’s further acknowledges that Harrah’s and its affiliates have no continuing right to PROS’ software and agree that they will not disclose, copy, market, license or use the software. However, this paragraph does not apply to any software that was not physically delivered by PROS, i.e., software from third party vendors, whether or not PROS believes that such vendors have included PROS concepts or ideas in their software. Further, to the extent PROS still maintains any data delivered to it by HOC or HEI, PROS agrees to return or destroy such data.

     5. Termination of Prior Agreements. The Parties also agree that the Software License Agreement, Maintenance Agreement, Hosting Agreement and all other related agreements entered into between the Parties in 2006 are terminated, and that this Agreement supersedes all prior agreements between the Parties.
     6. Waiver of Fees and Costs. Each of the Parties shall pay all of its own legal fees, costs, and any other expenses incurred or to be incurred in connection with the instant action.
     7. Authority to Settle. The Parties warrant that they have the power, right and authority to settle and release fully and completely all Claims that they are settling and releasing in this Agreement.
     8. Successors in Interest. The Parties agree that this Agreement shall be binding upon the Parties, and, as applicable, upon their heirs, executors, administrators, dependents, predecessors, successors, subsidiaries, divisions, alter egos, affiliated corporations and related entities, and their past or present officers, directors, partners, employees, attorneys, assigns, agents, representatives, and any or all of them.
     9. No Assignment. Each Party warrants and represents that it owns and controls each of the claims, causes of action, or other matters that are released by this Agreement and that it has not assigned or transferred to any other person any of the claims, causes of action, or other matters that are released by this Agreement.
     10. Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter of the Agreement between the Parties, and supersedes and replaces all prior negotiations and proposed settlement agreements, written or oral. Each of the Parties to this Agreement acknowledges that no other Party to this Agreement, nor any agent or attorney of any such Party, has made any promise, representation or warranty, express or implied, not contained in this Agreement to induce any Party to execute this Agreement. The Parties further acknowledge that they are not executing this Agreement in reliance on any promise, representation or warranty not contained in this Agreement.
     11. Advice of Counsel. Each Party represents that he, she, or it has: i) been adequately represented, or has had the opportunity to be represented, by independent legal counsel of its own choice, throughout all of the negotiations that preceded the execution of this Agreement; ii) executed this Agreement with the consent and upon the competent advice of such counsel, or that it has had the opportunity to seek such consent and advice; iii) read this Agreement, and understands and assents to all the terms and conditions contained in this Agreement without any reservations; and iv) had, or has had the opportunity to have had, the same explained to it by its own counsel, who have answered any and all questions which have been asked of them, or which could have been asked of them, with regard to the meaning of any of the provisions of this Agreement.
     12. No Admissions. By entering into this Agreement, no Party intends to make, nor shall be deemed to have made, any admission of any kind. The Parties agree that they are entering into this Agreement solely for the purpose of avoiding the costs of further litigation of the Action. This Agreement is the product of informed negotiations and compromises of previously stated legal positions. Nothing contained in this Agreement shall be construed as an admission by any Party as to the merit or lack of merit of any particular claim or defense. Any statements made in the course of negotiations have been and shall be without prejudice to the rights of the Parties in any disputes or transactions with any other person or entity not party to this Agreement, and shall remain confidential pursuant to Nevada Rev. Stat. 48.105, Nevada Supreme Court Rules, Part VII, Rule 3(4)(e), and Federal Rule of Evidence 408.
     13. Confidentiality. This Agreement, the Settlement Amount, and the terms and conditions of the Agreement are confidential to the Parties, and except as specifically provided in this provision, the Parties shall not publish, reproduce, transmit or disclose any of the information contained in this Agreement to any parties other than Harrah’s and PROS, except to the extent authorized or required by law. However, the Parties may disclose and acknowledge the fact that the Action has been settled and mutually resolved. Moreover, nothing in this Agreement is in any way intended to prevent, or prevents, the Parties from disclosing this Agreement, the Settlement Amount, and the terms and conditions of the Agreement to their accountants, attorneys, insurers, shareholders, or anyone to whom such disclosure is required by, or necessary for compliance with, state or federal law or regulations or other legal obligations, including but not limited to any filings with the Securities and Exchange Commission, such as a Form 8-K. Additionally, the Parties agree that PROS may issue a press release concerning the Agreement disclosing the Settlement Amount so long as PROS agrees not to disparage any Harrah’s related entity, or any current or former officers, directors or employees of any Harrah’s related entity, in any such press release.
     14. Governing Law and Venue. This Agreement shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of Nevada. Each Party agrees that in the event a dispute arises as to the validity, scope, applicability, or enforceability of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney’s fees. Further, any action or other proceeding relating in any way to this Agreement, including but not limited to any action initiated to construe or enforce any of the provisions of this Agreement, shall be filed exclusively in the District Court for Clark County, Nevada.
     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original as against any Party who signed it, and all of which shall constitute one and the same document. Further, the Parties agree that facsimile and/or e-mail signatures of each Party shall be deemed original signatures and shall be binding on the Party whose signature is by facsimile and/or e-mail as if it were their original signature.
     16. Construction. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. It is understood and acknowledged that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its counsel has participated in the drafting of this Agreement.
     17. Authorization to Execute Agreement. Each individual who executes this Agreement on behalf of any Party represents and warrants that the individual does so with the knowledge and express approval and authorization of the Party on whose behalf the individual executes this Agreement.

     18. Amendment of this Agreement. This Agreement and its terms, provisions, covenants and conditions may not be amended, changed, altered, modified or waived except by an express instrument in writing signed by each and every one of the Parties.
     19. No Waiver of Breach. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach.
     20. Disputes. Prior to any Party commencing any formal proceeding arising from a dispute or controversy under this Agreement, the Parties shall make a good faith attempt and use all reasonable efforts to resolve such dispute or controversy through negotiation.

     BY EXECUTING THIS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS READ THIS ENTIRE AGREEMENT CAREFULLY AND UNDERSTANDS EACH OF THE TERMS AND PROVISIONS SET FORTH HEREIN.
     This Agreement shall not become effective until it has been executed by all Parties and approved by their respective counsel. This Agreement consists of eight (8) pages, including signature pages but excluding Exhibits.

HARRAH’S OPERATING COMPANY, INC.
By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Chief Financial Officer
	Date:	September 2, 2010

HARRAH’S ENTERTAINMENT, INC.
By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Chief Financial Officer
	Date:	September 2, 2010

PROS REVENUE MANAGEMENT, L.P.
By:	/s/ Charles H. Murphy
	Name:	Charles H. Murphy
	Title:	Executive Vice President and Chief Financial Officer
	Date:	September 2, 2010

Approved As to Form:
Gibson, Dunn & Crutcher LLP

By	/s/ James P Fogelman	September 2, 2010

	James P. Fogelman	Date
Counsel for Harrah’s Operating Company, Inc., and Harrah’s Entertainment, Inc.

Wilson Sonsini Goodrich & Rosati

By	/s/ Michael A. Berta	September 2, 2010

	Michael A. Berta	Date
Counsel for PROS Revenue Management, L.P.

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